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EXHIBIT 4.1

Number A-	Incorporated Under the Laws of the State of Delaware	Shares -0- Cusip No.

LIBERTY MEDIA INTERNATIONAL, INC.
Series A Common Stock, par value $.01 per share
Specimen Certificate

This Certifies that                        is the owner of                                    FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES A COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF LIBERTY MEDIA INTERNATIONAL, INC. (hereinafter called the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of the Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:
Liberty Media International, Inc. [Corporate Seal]
President		Secretary

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LIBERTY MEDIA INTERNATIONAL, INC. Series A Common Stock, par value $.01 per share Specimen Certificate